Exhibit 21.

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
                      SUNBEAM CORPORATION AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

Company Name               Jurisdiction of Incorporation      Doing Business As
Sunbeam Americas           Delaware
Holdings, Ltd.
GH II, Inc.                Delaware
Sunbeam Products, Inc.     Delaware                           Sunbeam Consumer Products
                                                                       Worldwide

OP II, Inc.                Florida
DDG I, Inc.                Delaware
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